United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2016

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New CEO

On January 13, 2016, the Board of Directors of IsoRay, Inc. (the “Company”) appointed Thomas LaVoy, who currently serves as Chairman of the Board, as CEO, to take office on February 15, 2016.

Mr. LaVoy, age 55, has been a Director of the Company since 2005 and served as Chair of the Audit Committee until his resignation from the Audit Committee Chair position and all other Board committees effective January 13, 2016. Mr. LaVoy presently serves as Deputy Chief Operations Officer and President of Corporate Services of Veolia Transportation on Demand (VTOD), the parent company of SuperShuttle International Inc. and its subsidiaries, positions he has held since January 2014. He concurrently serves as Chief Financial Officer of SuperShuttle International, Inc. and its subsidiaries as he has since July 1997 and as Secretary since March 1998. VTOD through SuperShuttle is the largest shuttle transportation company in the US in addition to operating bus and cab services throughout the US. Mr. LaVoy has given his notice of resignation from all positions he holds in VTOD and SuperShuttle. He has also served as a director of Alanco Technologies, Inc. (OTCBB: ALAN) since 1998 and presently serves on its audit committee. From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant (Inactive) in the State of Minnesota.

Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. LaVoy described in Item 404(a) of Regulation S-K. Mr. LaVoy was not appointed pursuant to any arrangement or understanding between Mr. LaVoy and any other person. There are no family relationships between Mr. LaVoy and any director or executive officer of the Company.

In connection with Mr. LaVoy's appointment as CEO, the Company entered into an Executive Employment Agreement (“Employment Agreement”) with Mr. LaVoy for an initial term of three years subject to successive one year renewals.

Under his Employment Agreement, Mr. LaVoy will receive an annual salary of $300,000 starting as of February 15, 2016. He will also participate in the bonus plan adopted by the Board last year whereby he will be eligible to receive a bonus of three percent (3%) of his annual salary for any increase in revenue for a fiscal quarter of fifteen percent (15%) or more over the prior year’s corresponding fiscal quarter and an additional bonus of three percent (3%) of his annual salary for any fifteen percent (15%) or more annual increase in revenue by the Company over the prior fiscal year.

Mr. LaVoy will receive options to purchase 250,000 shares of common stock to be granted on February 15, 2016, the day he begins his employment. The options will be granted at the closing price of the common stock on that day and will vest immediately. On a “change of control” event, as defined in the Employment Agreement, all unvested options, if any, will become fully vested.

The Employment Agreement provides severance pay for the remaining term of the Employment Agreement or a one year period, whichever is longer. Mr. LaVoy’s employment may be terminated upon death, disability, by the Company for cause or by Mr. LaVoy for “Good Reason.” If Mr. LaVoy’s employment is terminated by mutual agreement, by the Company without cause, or by Mr. LaVoy for “Good Reason,” then he will be paid his unpaid salary, bonus and expenses through the date of termination, in addition to severance pay. If employment terminates for any other reason, then Mr. LaVoy only receives any unpaid salary, bonuses and expenses through the date of termination. “Good Reason” means material adverse change in Mr. LaVoy’s title, authority, duties or responsibilities. Mr. LaVoy is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one year period following termination of employment.

Amendment of Severance Agreement

In connection with his retirement, on January 12, 2016, Dwight Babcock, former Chairman and CEO of the Company, entered into an Amended and Restated Severance Agreement, Waiver and Release (the "Agreement") with the Company and its subsidiaries. The material terms of the original Severance Agreement, Waiver and Release, dated January 6, 2016, were not changed. In accordance with federal law, Mr. Babcock is entitled to revoke his acceptance of the Agreement within seven (7) days of its execution. If he revokes his acceptance, the Agreement will be of no further force or effect and Mr. Babcock will not be entitled to the severance benefits provided in the Agreement.

Appointment of New Director

Effective January 13, 2016, the Board, on the recommendation of the Nominating Committee, appointed Alan Hoffmann, CPA to the Board to fill the vacancy created by Mr. Babcock’s departure. Mr. Hoffmann will stand for re-election at the Company’s fiscal 2016 annual meeting. Mr. Hoffmann was appointed to serve on the Nominations and Corporate Governance Committee and the Compensation Committee, and to chair the Audit Committee.

Mr. Hoffmann, age 55, brings over 26 years of public accounting experience to the Company. He is the owner of Alan Hoffmann, CPA, PC, a certified public accounting firm he founded in 1996. The firm performs audits and reviews of private companies. In addition, Mr. Hoffmann currently serves as CFO for Cognitive Research Corporation, a privately-held, full-service contract research organization that specializes in central nervous system product development for pharmaceutical, nutraceutical, biotechnology and medical device companies. In 2011, he served as CFO for an international manufacturing company, Kinematics Manufacturing, Inc. His prior employment included Price Waterhouse from 1985-1989, where he held multiple positions including Senior Tax Analyst, and Tax Manager from 1989-1996 in public accounting. After receiving his undergraduate accounting degree with honors from the University of Wisconsin-Milwaukee in 1985, he became a Certified Public Accountant in 1989. He also served in the United States Marine Corps and was honorably discharged in 1985.

There are no arrangements or understandings between Mr. Hoffmann and any other person pursuant to which Mr. Hoffmann was selected as a director and there are no transactions in which Mr. Hoffmann has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hoffmann has been determined to be “independent,” “financially literate,” and an “audit committee financial expert,” each within the meaning of applicable NYSE MKT and SEC rules.

For his service as a director, Mr. Hoffmann will be entitled to the compensation the Company generally provides to its directors. Effective January 13, 2016, Mr. Hoffmann was granted options to purchase 25,000 shares of the Company’s common stock at the closing price of the common stock as of January 13, 2016 under the Amended and Restated 2006 Director Stock Option Plan as part of his director compensation.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Hoffmann, effective as of January 13, 2016, on substantially the same terms as the agreements previously entered into between the Company and each of its other directors. The Company has previously filed a form of indemnification agreement entered into by its officers and directors with the Company as Exhibit 10.35 to the Company’s Post-Effective Amendment No.2 to its Registration Statement on Form SB-2, as filed on October 13, 2006, which form is incorporated herein by reference.

Change in Director Compensation

Also on January 13, 2016, the Board, on the recommendation of the Compensation Committee, changed its compensation. The independent directors will continue to receive $3,000 per month for their service, and the Chair of the Audit Committee will no longer receive any additional compensation. The per meeting fees as disclosed in the Company’s Form 10-K filed with the SEC on September 14, 2015 have not been changed. Any employee directors will not receive any compensation for their service on the Board.

Item 8.01	Other Events

On January 14, 2016, IsoRay, Inc. issued a press release announcing Mr. LaVoy’s appointment as CEO, to take office on February 15, the text of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press release issued by IsoRay, Inc., dated January 14, 2016.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2016
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Brien Ragle
Brien Ragle, CFO